UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2010
DUNCAN ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-33266 (Commission File Number)	20-5639997 (IRS Employer Identification No.)

1100 Louisiana St., 10th Floor, Houston, (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          The information set forth under Item 2.03 hereof is incorporated by reference into this Item 1.01.
     Entry into Second Amendment to Term Loan Agreement
          On October 25, 2010, Duncan Energy Partners L.P., a Delaware limited partnership (the “Partnership”), entered into the Second Amendment (the “Second Amendment”) to its Term Loan Agreement dated April 18, 2008 among the Partnership, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and the Lenders party thereto, as amended by the First Amendment dated July 11, 2008 (the $282.3 million “Term Loan Agreement”). The Second Amendment amends applicable sections of the Term Loan Agreement to be consistent with the Partnership’s new $850 million multi-year revolving credit facility and $400 million term loan agreement executed therewith, including the definitions of “Alternate Base Rate” and “LIBO Market Index Rate.”
          The Second Amendment requires the Partnership to repay any outstanding loans under the Term Loan Agreement that are in excess of $400 million received in any public or private debt offering by the Partnership (other than indebtedness incurred under the new revolving credit facility and term loan agreement or any replacement facility thereof). The Second Amendment also raises from $15 million to $25 million the threshold for the occurence of an event of default under the Term Loan Agreement with respect to a cross default other indebtedness, judgments and ERISA events.
          The Second Amendment is conditioned upon, among other things, the execution of the new $850 million multi-year revolving credit facility and $400 million term loan agreement contemporaneously therewith. The description of the Second Amendment is qualified by reference to its text, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.
     Termination of Loan Agreement with EPO
          Effective October 25, 2010, the $200 million Loan Agreement dated June 1, 2010, by and among the Partnership, as borrower, and Enterprise Products Operating LLC (“EPO”), as lender, as amended August 20, 2010 (the “Loan Agreement with EPO”), was terminated in accordance with the agreement and in connection with the repayment of all borrowings outstanding thereunder. EPO is a wholly owned subsidiary of Enterprise Products Partners L.P. and beneficially owns 100% of DEP Holdings, LLC, which is our general partner.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Entry into Revolving Credit and Term Loan Agreement
          On October 25, 2010, the Partnership, as borrower, entered into an $850 million multi-year revolving credit facility and $400 million term loan agreement (collectively, the “Revolving Credit and Term Loan Agreement”), which replaced its existing $300 million revolving credit facility dated January 5, 2007 (the “Existing Revolving Credit Facility”) that was set to mature on February 15, 2011. The Revolving Credit and Term Loan Agreement is among the Partnership, the Lenders party thereto, Wells Fargo, as Administrative Agent and Swingline Lender, the Issuing Banks party thereto, Citibank, N.A., DNB Nor Bank ASA and The Royal Bank of Scotland, plc, as Co-Syndication Agents, Scotia Capital, Barclays Bank plc and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents. The following description of the Revolving Credit and Term Loan Agreement is qualified by reference to the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 2.03.
          Pursuant to the Revolving Credit and Term Loan Agreement, up to $300 million of the availability under the revolving credit facility may be used for letters of credit and up to $75 million may be used for swingline loans. Each of the new revolving credit facility and term loan facility will mature three years from the effective date of the agreements. The Partnership may make a single request for a joint one-year extension of the maturity dates (subject to certain restrictions). Proceeds received under the revolving credit and term loan facility will be available to renew and extend indebtedness under the Existing Revolving Credit Facility, fund working capital, make acquisitions and provide payment for general partnership purposes. If no event of default exists, the Partnership may increase the new revolving credit facility by an amount not exceeding $300 million by adding to the facility one or more new lenders and/or increasing the commitments of existing lenders. No lender will be required to increase its commitment, unless it agrees to do so in its sole discretion.

          The new multi-year revolving credit and term loan facilities offer the following unsecured loans, each having different minimum amount and interest requirements:
•	LIBOR Loans. LIBOR loans can be exercised in a minimum amount of $5 million and multiples of $1 million thereafter. No more than eight LIBOR borrowings may be outstanding at any time under the revolving credit facility and no more than five LIBOR borrowings may be outstanding at any time under the term loan facility. LIBOR loans will bear interest, at a rate per annum, equal to LIBOR plus the applicable LIBOR margin.

•	Base Rate Loans. Base Rate Loans can be exercised in a minimum amount of $1 million and multiples of $500 thousand thereafter. These loans bear interest, at a rate per annum, equal to the Base Rate plus the Base Rate margin applicable to the revolving loan or term loan, as the case may be. The Base Rate is the highest of (i) the rate of interest publicly announced by the administrative agent, Wachovia Bank, National Association, as its Base Rate, (ii) 0.5% per annum above the Federal Funds Rate in effect on such date and (iii) 1% above the LIBO Market Index Rate in effect on such date.

•	Swingline Loans. Swingline loans can be exercised in a minimum amount of $1 million and multiples of $100 thousand thereafter. These loans bear interest at the LIBO Market Index Rate plus the applicable LIBOR margin.
          Any borrowing under the revolving credit and term loan facilities may be prepaid in whole or in part at any time upon same day notice, in a minimum amount of $3 million with respect to LIBOR loans and $1 million with respect to Base Rate Loans (or any lesser amount equal to outstanding borrowings), and integral multiples of $1 million above that amount. Unless LIBOR loans are prepaid on interest payment dates, breakage costs could be incurred.
          The Revolving Credit and Term Loan Agreement requires us to maintain a leverage ratio for the prior four fiscal quarters of not more than 5.00 to 1.00 at the last day of each fiscal quarter; provided, upon the closing of a permitted acquisition, such ratio shall not exceed (a) 5.50 to 1.00 at the last day of the fiscal quarter in which such specified acquisition occurred and at the last day of each of the two fiscal quarters following the fiscal quarter in which such specified acquisition occurred, and (b) 5.00 to 1.00 at the last day of each fiscal quarter thereafter. In addition, prior to obtaining an investment-grade rating by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings, our interest coverage ratio, for the prior four fiscal quarters shall not be less than 2.75 to 1.00 at the last day of any fiscal quarter.
          The Revolving Credit and Term Loan Agreement contains various operating and financial covenants, including those restricting or limiting our ability, and the ability of certain of our subsidiaries, to:
•	incur additional indebtedness;

•	grant liens or make certain negative pledges;

•	engage in certain asset conveyances, sales, transfers, leases or otherwise dispose of certain assets, businesses or operations;

•	make certain investments;

•	enter into a merger, consolidation, or dissolution;

•	engage in transactions with affiliates;

•	directly or indirectly make or permit any payment or distribution in respect of our partnership interests; or

•	permit or incur any limitation on the ability of any of our subsidiaries to pay dividends or make distributions to, repay indebtedness to, or make subordinated loans or advances to us.
          If an event of default exists under the new agreement, the lenders will be able to accelerate the maturity of the credit facilities and exercise other rights and remedies. Each of the following is an event of default under the

Revolving Credit and Term Loan Agreement:
•	non-payment of any principal, interest or fees when due under the credit agreement subject to grace periods to be negotiated;

•	failure of any representation or warranty to be correct in any material respect;

•	non-performance of covenants subject to grace periods to be negotiated;

•	failure to pay any other material debt exceeding $25 million in the aggregate;

•	a change of control; or

•	other customary defaults, including specified bankruptcy or insolvency events, the Employee Retirement Income Security Act of 1974, or ERISA, violations, and judgment defaults.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Term Loan Agreement, dated October 25, 2010, among Duncan Energy Partners L.P., as borrower, Wells Fargo Bank, National Association, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.2
Revolving Credit and Term Loan Agreement, dated October 25, 2010, among Duncan Energy Partners L.P., as borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Citibank, N.A., DNB NOR Bank ASA and the Royal Bank of Scotland, plc, as Co-Syndication Agents, and Scotia Capital, Barclays Bank plc and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P. (A Delaware Limited Partnership)
	By:	DEP Holdings, LLC,
as General Partner

Date: October 26, 2010	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of the General Partner

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Term Loan Agreement, dated October 25, 2010, among Duncan Energy Partners L.P., as borrower, Wells Fargo Bank, National Association, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.2
Revolving Credit and Term Loan Agreement, dated October 25, 2010, among Duncan Energy Partners L.P., as borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Citibank, N.A., DNB NOR Bank ASA and the Royal Bank of Scotland, plc, as Co-Syndication Agents, and Scotia Capital, Barclays Bank plc and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents.